LAW OFFICES OF
MARK C. PERRY, P.A.
2455 EAST SUNRISE BOULEVARD, SUITE 905
FORT LAUDERDALE, FLORIDA 33304

_________________

TELEPHONE: (954) 564-6616
FAX: (954) 561-0997

October 8, 2004

Augustus Cervera, President
Jefferson Capital Interests, Inc.
4355 12th Street, N.E.
Naples, Florida 34120

Re:	Jefferson Capital Interests, Inc. (the "Company")

Dear Mr. Cervera:

        This opinion is given in connection with the registration of 2,000,000 shares (the “Shares”) of common stock, $.001 par value, included in a Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

        We have acted as counsel to the Company only in connection with the preparation of the Form SB-2 Registration Statement pursuant to which the Shares were registered and, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion, we have relied upon statements or certificates of officers or representatives of the Company with respect to any material fact not otherwise readily ascertainable through our due diligence.

        The 2,000,000 shares being offered by the Company are now authorized but unissued shares.

        Based on, and subject to the foregoing, we are of the opinion that 2,000,000 Shares being offered by the Company, when issued and sold pursuant to this Registration Statement, will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof. Based upon our interpretation of Maryland law and its Constitution, no representations stated or set forth in this opinion is in contravention of Maryland law or its Constitution.

Jefferson Capital Interests, Inc.
October 8, 2004
Page Two

        This law firm hereby consents to the use of this opinion in connection with the Company’s Registration Statement and the inclusion of this opinion as an Exhibit thereto.

Very truly yours, LAW OFFICES OF MARK C. PERRY, P.A. /s/ Mark C. Perry Mark C. Perry For the Firm